JOSEPH CARRIZZO
35 Marie Drive
Huntington, NY 11743
Telephone: 516-983-7908

March 20, 2007

Via First Class Mail, Facsimile & E-Mail

William Bozsnyak
Founder and Chief Executive Officer
SearchHelp, Inc.
6800 Jericho Turnpike, Suite 208E
Syosset, New York 11791

SearchHelp, Inc.
6800 Jericho Turnpike, Suite 208E
Syosset, New York 11791
Attn: General Counsel

SearchHelp, Inc.
1055 Stewart Avenue, Suite 12
Bethpage, New York 11714
Attn: General Counsel

Dear Bill:

Please be advised that this letter is to confirm, and/or if necessary constitutes, my notice -- pursuant to Sections 4.2.1 and 6.3 of my Employment Agreement with SearchHelp, Inc. ("the "Company") dated April 26, 2005 and the Amendment to the Employment Agreement dated December 6, 2006 (collectively, the "Employment Agreement") -- to terminate, and of termination of, the Employment Agreement based on the Company's "Material Breach" as that term is defined in Sections 4.2.1(b), (c), (d) and/or (e).

In connection with the foregoing, please be further advised that I hereby effectively resign my position on the Board of Directors.

I have also enclosed my office door key and company credit card, as per your request.

Finally, please be advised that I have retained David B. Wechsler of Wechsler & Cohen, LLP, to represent me with respect to this matter. He shall be promptly contacting you.

Sincerely,

Joseph Carrizzo

cc: David Barnes
John Caruso
Brian O'Connor
Paul Pollock, Esq.